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                                                                   Exhibit 10.23

                               SECOND AMENDMENT

     THIS SECOND AMENDMENT (the "Amendment") is made and entered into as of the 21st day of December, 1998, by and between EOP-10960 WILSHIRE, L.L.C., a Delaware limited liability company, doing business in California as EOP-10960 WILSHIRE, LLC, a Delaware limited liability company ("Landlord") and SABAN ENTERTAINMENT, INC., a Delaware corporation ("Tenant").

                                  WITNESSETH

     A. WHEREAS, Landlord (as successor in interest to 10960 Property Corporation) and Tenant are parties to that certain lease dated the 17th day of July, 1995, for space (the "Premises") in the building commonly known as 10960 Wilshire Boulevard and the address of which is 10960 Wilshire Boulevard, Los Angeles, California (the "Building"), which lease has been previously amended by Letter Agreement dated July 17, 1995; Storage Agreement dated July 17, 1995; First Amendment to Office Lease dated August 1, 1997; Letter Agreement dated August 29, 1997; and Letter Agreement dated January 26, 1998 (collectively, the "Lease"); and

     B. WHEREAS, pursuant to Section 29.21 of the Lease, Tenant has elected to install certain telephone equipment upon the roof of the Building, and Landlord and Tenant desire to amend the Lease to provide for the same subject to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.   Telecommunications Equipment.
     ----------------------------

     A. Tenant shall have the right to lease space on the roof of the Building for the purpose of installing, operating and maintaining three (3) Dish/Antennas or other communication devices approved by Landlord (collectively, the "Dish/Antennas") as follows: (i) a 1.2 M KU-Band SKY Satellite antenna that is 65.4 inches high and 47.98 inches wide with a base of 52.62 inches by 52.62 inches ("Dish/Antenna 1"); (ii) a 24 inch Direct TV antenna that is 27.4 inches high and 25.2 inches wide ("Dish/Antenna 2"); and (iii) a Comtelco Vertical Dipole antenna that is two (2) feet in length, one-half ( 1/2) inch in diameter and weighs one (1) pound (" Dish/Antenna 3"). The exact location of the space on the roof to be leased by Tenant shall be designated by Landlord (the "Roof Space"). Roof Space for Dish/Antenna 1 and Dish/Antenna 2 shall be at no charge to Tenant. Tenant shall make payments to Landlord for Roof Space for Dish/Antenna 3 in the amount of Five Hundred and 00/100 Dollars ($500.00) per month (the "Dish/Antenna Payments"). The Dish/Antenna Payments shall constitute Additional Rent under the terms of the Lease and Tenant shall be required to make these payments in strict compliance with the terms of
          Article 4 of the Lease. Landlord reserves the right to relocate the Roof Space as reasonably necessary during the Lease Term. Landlord's designation shall take into account Tenant's use of the Dish/Antenna. Notwithstanding the foregoing,
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          Tenant's right to install the Dish/Antenna shall be subject to the approval rights of Landlord and Landlord's architect and/or engineer with respect to the plans and specifications of the Dish/Antenna, the manner in which the Dish/Antenna is attached to the roof of the Building and the manner in which any cables are run to and from the Dish/Antenna. The precise specifications and a general description of the Dish/Antenna along with all documents Landlord reasonably requires to review the installation of the Dish/Antenna (the "Plans and Specifications") shall be submitted to Landlord for Landlord's written approval no later than twenty (20) days before Tenant commences to install the Dish/Antenna. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Dish/Antenna. Tenant shall notify Landlord upon completion of the installation of the Dish/Antenna. If Landlord determines that the Dish/Antenna equipment does not comply with the approved Plans and Specifications, that the Building has been damaged during installation of the Dish/Antenna or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant immediately shall cure the defects. If the Tenant fails to immediately cure the defects, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation. If at any time Landlord, in its sole discretion, deems it necessary, Tenant shall provide and install, at Tenant's sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Dish/Antenna (the "Aesthetic Screening").

     B. Landlord agrees that Tenant, upon reasonable prior written notice to Landlord, shall have access to the roof of the Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, all of which shall be performed by Tenant or Tenant's authorized representative or contractors, which shall be approved by Landlord, at Tenant's sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, FCC inspectors, or persons under their direct supervision will be permitted to have access to the roof of the Building and the Roof Space. Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the Roof Space in order to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits.

     C. It is further understood and agreed that the installation, maintenance, operation and removal of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, will in no way damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any of its agents or representatives.

     D. Tenant agrees to install only equipment of types and frequencies which will not cause unreasonable interference to Landlord or existing tenants of the Building. In the event Tenant's equipment causes such interference, Tenant will change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate

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          the interference. If said interference cannot be eliminated within a reasonable period of time, in the judgment of Landlord, then Tenant agrees to remove the Dish/Antenna from the Roof Space.

     E. Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Dish/Antenna in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the "FCC"), the Federal Aviation Administration ("FAA") or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Under this Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant's equipment. Tenant has the responsibility of carrying out the terms of its FCC license in all respects. The Dish/Antenna shall be connected to Landlord's power supply in strict compliance with all applicable Building, electrical, fire and safety codes. Neither Landlord nor its agents shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Dish/Antenna or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant's representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

     F. The Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant's right to possession hereunder. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant agrees to maintain all of the Tenant's equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety in Landlord's sole discretion. Such maintenance and operation shall be performed in a manner to avoid any interference with any other tenants or Landlord. Tenant agrees that at all times during the Lease Term, it will keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or Tenant's agents, employees or contractors.

     G. In light of the specialized nature of the Dish/Antenna, Tenant shall be permitted `to utilize the services of its choice for installation, operation, removal and repair of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, subject to the reasonable approval of Landlord. Notwithstanding the foregoing, Tenant must provide Landlord with prior written notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise

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          adversely affecting any warranties granted to Landlord with respect to the roof. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant's option, to perform such work in conjunction with Tenant's contractor. In the event the Landlord contemplates roof repairs that could affect Tenant's Dish/Antenna, or which may result in an interruption of the Tenant's telecommunication service, Landlord shall formally notify Tenant at least thirty (30) days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service.

     H. Tenant shall not allow any provider of telecommunication, video, data or related services ("Communication Services") to locate any equipment on the roof of the Building or in the Roof Space for any purpose whatsoever, nor may Tenant use the Roof Space and/or Dish/Antenna to provide Communication Services to an unaffiliated tenant, occupant or licensee of the Building or any other building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building.

     I. Tenant acknowledges that Landlord may at some time establish a standard license agreement (the "License Agreement") with respect to the use of roof space by tenants of the Building. Tenant, upon request of Landlord, shall enter into such License Agreement with Landlord provided that such agreement does not materially alter the rights of Tenant hereunder with respect to the Roof Space.

     J. Tenant specifically acknowledges and agrees that the terms and conditions of Article 10 of the Lease (Indemnification and Waiver) shall apply with full force and effect to the Roof Space and any other portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.

     K. If Tenant defaults under any of the terms and conditions of this Section or the Lease, and Tenant fails to cure said default within the time allowed by Article 19 of the Lease, Landlord shall be permitted to exercise all remedies provided under the terms of the Lease, including removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and restoring the Building and the Roof Space to the condition that existed prior to the installation of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any. If Landlord removes the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, as u result of an uncured default. Tenant shall be liable for all costs and expenses Landlord incurs in removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and repairing any damage to the Building, the roof of the Building and the Roof Space caused by the installation, operation or maintenance of the Dish/Antenna, the appurtenances, and the Aesthetic Screening, if any.

II.  Notice Address and Payment of Rent.  Paragraph 3 of the Summery of Basic
     ----------------------------------
     Lease Information section of the Lease is hereby modified so as to substitute therein the following addresses for Landlord and place of payment of rent:

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      Address of Landlord:

      EOP-10960 WILSHIRE, L.L.C., a Delaware limited liability company, doing business in California as EOP-10960 Wilshire, LLC, a Delaware limited liability company
      c/o Equity Office Properties Trust
      10960 Wilshire Boulevard
      Los Angeles, California 90024
      Attention: Building Manager

      With a copy to:

      EOP-10960 WILSHIRE, L.L.C., a Delaware limited liability company, doing business in California as EOP-10960 WILSHIRE, LLC, a Delaware limited liability company
      c/o Equity Office Properties Trust
      Two North Riverside Plaza
      Suite 2200
      Chicago, Illinois 60606
      Attention: Regional Counsel - Pacific Region

      Payments of Rent only shall be made payable to the order of:

      Equity Office Properties

      at the following address:

      EOP Operating Limited Partnership
      as Agent for EOP-10960 Wilshire, L.L.C.
      Dept. #8827
      Los Angeles, California 90084-8827

III.  Miscellaneous.
----  -------------

     A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

     B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

     C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

     D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the

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          same to Tenant.

     E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

     F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

                    [SIGNATURES ARE ON THE FOLLOWING PAGE]

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

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

                                  LANDLORD:

                                  EOP-10960 WILSHIRE, L.L.C., a Delaware limited liability company, doing business in California as EOP-10960 WILSHIRE, LLC, a Delaware limited liability company

                                  By:  EOP Operating Limited Partnership, a
                                       Delaware limited partnership, its sole
                                       member

                                       By:  Equity Office Properties Trust, a
                                            Maryland real estate investment
                                            trust, its managing general partner

                                            By:  /s/ Peter H. Adams
                                               ---------------------------------
                                            Name:    PETER H. ADAMS
                                                 -------------------------------
                                            Title:   Senior Vice President
                                                  ------------------------------


                                            TENANT:

                                            SABAN ENTERTAINMENT, INC., a
                                            Delaware corporation

                                            By:  /s/ Judith Merians
                                               ---------------------------------
                                            Name:    JUDITH MERIANS
                                                 -------------------------------
                                            Title:   Vice President
                                                  ------------------------------


                                            By:  /s/ Jacqui Gold Grunfeld
                                               ---------------------------------
                                            Name:    JACQUI GOLD GRUNFELD
                                                 -------------------------------
                                            Title:      Secretary
                                                  ------------------------------

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